UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

Fortress Net Lease REIT

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56632	92-1937121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

September 30, 2026 NAV Per Share

On October 16, 2026, Fortress Net Lease REIT (the “Company” or “we”) the Company reported net asset value (“NAV”) per share for each outstanding class of common shares of the Company as of September 30, 2026, which is set forth below:

NAV per Share
Class S	$10.6658
Class D	$10.7236
Class I	$10.7535
Class F-S	$10.8299
Class F-I	$10.8996
Class D-S	$11.3042
Class E	$11.3695

Net Asset Value

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of trustees. Our total NAV presented in the following tables includes the NAV of our outstanding classes of common shares, which includes Class S, Class D, Class I, Class F-S, Class F-I, Class D-S and Class E common shares, as well as the partnership interests (“OP Units”) of FNLR OP LP (the “Operating Partnership”), if any, held by parties other than the Company.

The following table provides a breakdown of the major components of our NAV as of September 30, 2026 (amounts in thousands):

Components of NAV	Amount
Investments in real estate	$3,384,036
Intangible assets	574,513
Cash and cash equivalents	28,833
Restricted cash	127,250
Other assets	70,105
Revolving credit facility	(815,929)
Term loan	(833,324)
Subscriptions received in advance	(96,242)
Distribution payable	(13,721)
Due to affiliate	(22,904)
Other liabilities	(21,397)
Net Asset Value	$2,381,220
Number of outstanding shares/units	218,160

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of September 30, 2026 (amounts in thousands, except per share/unit data):

	Net Asset Value	Number of Outstanding Shares/Units	NAV per Share/Unit as of September 30, 2026
Class S	$283,475	26,578	$10.6658
Class D	61	6	$10.7236
Class I	447,783	41,641	$10.7535
Class F-S	291,574	26,923	$10.8299
Class F-I	892,666	81,897	$10.8996
Class D-S	420,642	37,211	$11.3042
Class E	31,354	2,758	$11.3695
OP Units(1)	13,665	1,146	$11.9273
Total	$2,381,220	218,160

(1)
Includes the Class A OP Units held by FNLR Management LLC (the “Adviser”).

The following table provides a breakdown of the major components of our NAV as of August 31, 2026 (amounts in thousands):

Components of NAV	Amount
Investments in real estate	$3,344,337
Intangible assets	561,697
Cash and cash equivalents	16,526
Restricted cash	169,023
Other assets	55,090
Revolving credit facility	(908,334)
Term loan	(818,057)
Subscriptions received in advance	(138,014)
Distribution payable	(12,824)
Due to affiliate	(18,865)
Other liabilities	(30,795)
Net Asset Value	$2,219,784
Number of outstanding shares/units	204,873

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of August 31, 2026 (amounts in thousands, except per share/unit data):

	Net Asset Value	Number of Outstanding Shares/Units	NAV per Share/Unit as of August 31, 2026
Class S	$245,073	23,135	$10.5930
Class D	61	6	$10.6425
Class I	407,009	38,120	$10.6770
Class F-S	286,389	26,654	$10.7442
Class F-I	823,236	76,108	$10.8167
Class D-S	416,114	37,175	$11.1935
Class E	30,394	2,700	$11.2590
OP Units(1)	11,508	975	$11.8063
Total	$2,219,784	204,873

(1)
Includes the Class A OP Units held by FNLR Management LLC (the “Adviser”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Net Lease REIT

Dated: October 21, 2026	By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer